Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of American Medical Systems Holdings, Inc. (“the Company”) on Form 10-K for the fiscal year ended December 29, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Ross A. Longhini, as Chief Executive Officer of the Company, and Mark A. Heggestad, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 27, 2008	By:	/s/ Ross A. Longhini
	Name:	Ross A. Longhini
	Title:	Chief Executive Officer,
Executive Vice President and
Chief Operating Officer

Date: February 27, 2008	By:	/s/ Mark A. Heggestad
	Name:	Mark A. Heggestad
	Title:	Executive Vice President and
Chief Financial Officer